Exhibit 99.1

Diligent Board Member Services, Inc.

Provides Restatement Update

Diligent Board Member Services, Inc. (the “Company”), today provided an update on the status of its previously announced restatement of financial results.

Timing to Provide Financial Results

The Company continues to focus significant resources on completing its previously announced restatement of certain of its financial statements. Due to complexities in the restatement process, the Company has determined that it will not be able to provide its preliminary half year announcement by 12 December 2013 as previously expected. The Company currently expects that it will provide its preliminary half year announcement, half year report and preliminary full year report by 28 February 2014.

The Company is subject to the reporting requirements in the NZX Listings Rules, which required the Company’s preliminary half year announcement and half year report to be released by the end of August and September, respectively. The NZX has indicated that it does not intend to take action to suspend trading in Diligent's shares if the Company provides its half year and preliminary full year announcements by 28 February 2014 as currently expected.

While the Company cannot disclose detailed financial results at this time due to the ongoing restatement process, the Company expects to provide selected operating highlights for the Company’s fourth quarter of 2013 in mid-January. The Company confirms that it has disclosed to the market all material information required to be released under its continuous disclosure requirements.

Alessandro Sodi, Diligent’s President & CEO, stated “we are looking forward to providing investors information about the performance of our business and initiatives for future growth. Until the restatement process is complete, our ability to provide business information to our shareholders is limited because of disclosure laws in New Zealand and the United States that prohibit us from providing financial information that might be deemed to be incomplete.”

Update on Restatement

On 6 August 2013, the Company announced that it would restate its financial statements for the fiscal years ended December 31, 2010, 2011 and 2012 and the fiscal quarter ended March 31, 2013, and that its previously reported results for such fiscal periods and interim periods within such fiscal years should no longer be relied upon. As previously announced, the revenue recognition errors identified by the Company do not affect the total revenues ultimately earned or to be earned, or the amount or timing of cash received or to be received from individual customer agreements. However, the restatement process is very complex and time consuming and involves reviewing the recognition of revenue for approximately 20,000 transactions over the period covered by the restatement. Due to limitations in the Company’s legacy accounting systems, extensive manual spreadsheet entries are necessary in order to recalculate revenue and deferred revenue using the new revenue recognition conventions.

In order to expedite the restatement process, the Company has recently retained PricewaterhouseCoopers LLP to supplement the Company’s internal accounting resources in preparing restated financial statements. The Company also retained two other outside financial accounting experts to support its efforts. When such financial statements are complete, they will be audited by the Company’s independent registered public accounting firm, Deloitte & Touche LLP. Because the restatement, reaudit and Audit Committee investigation processes described below are ongoing, additional required corrections to the Company's prior period financial statements may be identified.

The Company is working toward providing unaudited financial statements for 2013 by 28 February 2014. Audited financial statements and the accompanying audit reports would be released separately as soon as these are available.

Greg Petersen, the Chairman of the Audit Committee, said “The Company is working to complete its restatement and provide financial information to investors as soon as possible. After the restatement is complete, we are confident that the Company will emerge from this difficult process with substantial improvements in internal controls, which will provide a strong framework for future compliance and financial reporting.”

Update on Revenue Recognition Review

The Company previously announced that it anticipates making corrections to its historical financial statements in the following areas:

•	The Company recognized revenue attributable to particular customer agreements from the beginning of a month rather than from the date of contract signing, and the Company failed to defer revenue recognition until customers are provided access to the Company's hosting environment, as required by U.S. GAAP. The effect of the errors was to accelerate the time when revenues were recognized under the Company’s customer agreements. The Company will correct these errors by deferring revenue recognition until such time as customers are provided access to the Company’s hosting environment and a fully executed customer agreement is received.

•	The Company recognized revenue from installation fees under the Company’s customer agreements over the twelve month contract term, rather than the period during which the customer receives the benefit of the installation services. The effect of the Company’s prior policy also was to accelerate the time when revenues (in this case installation fees) were recognized. The Company expects to correct this error by recognizing revenue from installation fees over an estimated nine-year customer life, based on current customer history and renewal rates.

As previously reported, the Audit Committee of the Board of Directors engaged outside company counsel to investigate the accounting errors that gave rise to the need to restate the Company’s financial statements, as well as other historical accounting practices impacting the timing of recognition of revenue. In connection with the investigation, it has been determined that the Company included in its financial results certain customer agreements that, while having an effective date within a quarter, had not been signed by all parties within the quarter, as would be required to commence revenue recognition under US GAAP. At this time, it does not appear that the early inclusion of such contracts had a material impact on previously reported revenue or other reported non-GAAP financial metrics such as New Sales for fiscal quarters which have currently been reviewed (second quarter of 2011 to the present). The Audit Committee review is continuing, including an assessment of the impact of the identified errors on the Company’s internal controls over financial reporting, and the evaluation of potential remedial measures. Except as described above, no new revenue recognition issues have been discovered during the restatement process.

Forward Looking Statements

This document contains forward looking statements within the meaning of the safe harbor provision of the Securities Litigation Reform Act of 1995. Terms such as "expect," "believe," "continue," and "intend," as well as similar comments, are forward looking in nature. These forward looking statements include statements regarding the Company's ability to complete the restatement of its prior period financial statements and become current in its financial reporting obligations. These statements are subject to risks and uncertainties, including the risk that the Company's Board of Directors, Audit Committee, management or independent registered public accounting firm will identify additional issues in connection with the restatement or reaudit, or the Audit Committee investigation, or that these issues will require additional corrections to the Company's prior period financial statements. In addition, the Company is subject to risks relating to the time and effort required to complete the restatement, actions which may be taken by the NZX in respect of the Company's continued listing, the ramifications of the Company's potential inability to timely file periodic and other reports with the SEC, and the risk of litigation or governmental investigations or proceedings relating to these matters. As disclosed in the Company’s prior filings, its Special Committee investigation identified a number of instances in which the Company was not, or may not have been, in compliance with applicable New Zealand and US regulatory obligations and such instances may expose the Company to potential regulatory actions and/or contingent liabilities; certain of the Company’s past stock issuances and stock option grants may expose it to potential contingent liabilities, including potential rescission rights; the Company is subject to New Zealand Stock Exchange Listing Rules and compliance with securities and financial reporting laws and regulations in the US and New Zealand and faces higher costs and compliance risks than a typical US public company due to the need to comply with these dual regulatory regimes; as of December 31, 2012 the Company identified material weaknesses in its internal control over financial reporting and concluded that its disclosure controls were not effective; the Company must address the material weaknesses in its internal controls, which otherwise may impede its ability to produce timely and accurate financial statements; the Company’s business is highly competitive and it faces the risk of declining customer renewals or upgrades; and it may fail to manage its growth effectively. Please refer to the Company's Annual Report on Form 10-K for the Fiscal Year ended December 31, 2012 filed with the SEC for further information.